CORPORATE ACCESS NUMBER: 2015489657

Alberta

BUSINESS CORPORATIONS ACT

# CERTIFICATE

# OF

# AMENDMENT AND REGISTRATION

# OF RESTATED ARTICLES

**VERMILION ENERGY INC.**
AMENDED ITS ARTICLES ON 2010/09/01.

REGISTRAR OF CORPORATIONS

# Name/Structure Change Alberta Corporation - Registration Statement

## Alberta Amendment Date: 2010/09/01

| | |
|---|---|
| **Service Request Number:** | 15194646 |
| **Corporate Access Number:** | 2015489657 |
| **Legal Entity Name:** | VERMILION ENERGY INC. |
| **French Equivalent Name:** | |
| **Legal Entity Status:** | Active |

| | |
|---|---|
| **Alberta Corporation Type:** | Named Alberta Corporation |
| **New Legal Entity Name:** | VERMILION ENERGY INC. |
| **New French Equivalent Name:** | |
| **Nuans Number:** | 99576765 |
| **Nuans Date:** | 2010/05/28 |
| **French Nuans Number:** | |
| **French Nuans Date:** | |

| | |
|---|---|
| **Share Structure:** | THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES. |
| **Share Transfers Restrictions:** | NONE |
| **Number of Directors:** | |
| **Min Number Of Directors:** | 1 |
| **Max Number Of Directors:** | 15 |
| **Business Restricted To:** | NONE |
| **Business Restricted From:** | NONE |
| **Other Provisions:** | THE ATTACHED SCHEDULE IS INCORPORATED INTO AND FORMS PART OF THE ARTICLES OF THE CORPORATION. |
| **BCA Section/Subsection:** | 193 |

| | |
|---|---|
| **Professional Endorsement Provided:** | |
| **Future Dating Required:** | |

---

**Annual Return**

**No Records returned**

---

**Attachment**

| Attachment Type | Microfilm Bar Code | Date Recorded |
| --- | --- | --- |
| Other Rules or Provisions | ELECTRONIC | 2010/07/21 |
| Articles/Plan of Arrangement/Court Order | 10000607104657652 | 2010/09/01 |
| Other Rules or Provisions | ELECTRONIC | 2010/09/01 |

**Registration Authorized By:** KENT KUFELDT
SOLICITOR

Schedule "C"

OTHER RULES OR PROVISIONS (IF ANY):
The directors may, between annual general meetings, appoint one or more additional directors of Vermilion Energy Inc. to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of Vermilion Energy Inc.

Meetings of the shareholders of Vermilion Energy Inc. may be held outside Alberta at any place within Canada as the Board of Directors of Vermilion Energy Inc. may determine.

10000607104657652

# Articles Of Arrangement

Business Corporations Act
Section 193

| 1. Name of Corporation | 2. Corporate Access Number |
|---|---|
| VERMILION ENERGY INC. | 2015489657 |

3. **In accordance with the order approving the arrangement, the articles of the corporation are amended as follows:**

These Articles of Arrangement are filed pursuant to Section 193(10) of the *Business Corporations Act* (Alberta).

The Arrangement is hereby effected pursuant to the Plan of Arrangement (a copy of which is attached hereto as Schedule "A") involving Vermilion Energy Inc., Vermilion Energy Trust, Vermilion Resources Ltd., the Unitholders of Vermilion Energy Trust, the holders of Series A Exchangeable Shares of Vermilion Resources Ltd. and the holders of Awards under the Trust Unit Award Incentive Plan of Vermilion Energy Trust and a copy of the Order of the Court of Queen's Bench of Alberta dated August 31, 2010 approving the Arrangement is attached hereto as Schedule "B".

The Articles of Vermilion Energy Inc. are amended as set forth in Section 2.3 of the Plan of Arrangement, including:

(a) eliminating the share transfer restrictions in their entirety; and

(b) deleting the "Other Rules or Provisions" schedule attached to the Articles of Incorporation in its entirety and replacing such schedule with the attached Schedule "C"; and

(c) replacing the incumbent directors of Vermillion Energy Inc. with the following directors: Larry J. Macdonald, W. Kenneth Davidson, Lorenzo Donadeo, Claudio Ghersinich, Joseph F. Killi, William F. Madison and Dr. Timothy R. Marchant.

Curtis Hicks
Name of Person Authorizing *(please print)*

[signature]
Signature

Executive Vice President and Chief Financial Officer
Title *(please print)*

Sept 1, 2010
Date

REG 3059 (2003/05)

*1570962.v2*

Schedule "C"

OTHER RULES OR PROVISIONS (IF ANY):

The directors may, between annual general meetings, appoint one or more additional directors of Vermilion Energy Inc. to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of Vermilion Energy Inc.

Meetings of the shareholders of Vermilion Energy Inc. may be held outside Alberta at any place within Canada as the Board of Directors of Vermilion Energy Inc. may determine.

## SCHEDULE "A"

## PLAN OF ARRANGEMENT
## UNDER SECTION 193
## OF THE *BUSINESS CORPORATIONS ACT* (ALBERTA)
## INVOLVING AND AFFECTING
## VERMILION ENERGY INC., VERMILION ENERGY TRUST, VERMILION RESOURCES LTD., THE UNITHOLDERS OF VERMILION ENERGY TRUST, THE HOLDERS OF SERIES A EXCHANGEABLE SHARES OF VERMILION RESOURCES LTD. AND THE HOLDERS OF AWARDS UNDER THE TRUST UNIT AWARD INCENTIVE PLAN OF VERMILION ENERGY TRUST

## ARTICLE 1
## INTERPRETATION

### 1.1 Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

(a) **"ABCA"** means the *Business Corporations Act*, R.S.A. 2000, c. B-9 and the regulations thereunder;

(b) **"Amended DRIP"** means the Amended and Restated Dividend Reinvestment Plan to be entered into between VEI and Computershare Trust Company of Canada pursuant to which, among other things, the DRIP will be amended and restated;

(c) **"Arrangement"** means the arrangement under section 193 of the ABCA involving VEI, the Trust, VRL, the Vermilion Securityholders and the TAP Award Holders on the terms and conditions set forth in this Plan of Arrangement;

(d) **"Articles of Arrangement"** means one or more articles of arrangement in respect of the Arrangement that are required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been granted to give effect to the Arrangement;

(e) **"Business Day"** means a day which is not a Saturday, Sunday, bank holiday or other holiday in Calgary, Alberta;

(f) **"Certificate"** means the certificate(s) or confirmation(s) of filing which may be issued by the Registrar pursuant to subsection 193(11) of the ABCA giving effect to the Arrangement;

(g) **"Code"** means the United States Internal Revenue Code of 1986, as amended;

(h) **"Conversion"** means the proposed conversion of the Trust from an income trust structure to a corporate structure pursuant to the Arrangement and related transactions;

(i) **"Court"** means the Court of Queen's Bench of Alberta;

(j) "**Depositary**" means Computershare Investor Services Inc., or such other company as may be designated by the Trust or VEI;

(k) "**Dissenting Exchangeable Shares**" means those Exchangeable Shares in respect of which a registered Exchangeable Shareholder has duly exercised the rights of dissent provided to such Exchangeable Shareholder under the Interim Order;

(l) "**Dissenting Exchangeable Shareholders**" means registered holders of Exchangeable Shares who validly exercise the rights of dissent provided to them under the Interim Order and whose dissent rights remain valid immediately before the Effective Time;

(m) "**Dissenting Securities**" means, collectively, the Dissenting Units and the Dissenting Exchangeable Shares;

(n) "**Dissenting Securityholders**" means, collectively, the Dissenting Unitholders and the Dissenting Exchangeable Shareholders;

(o) "**Dissenting Units**" means those Trust Units in respect of which a registered Unitholder has duly exercised the rights of dissent provided to such Unitholder under the Interim Order;

(p) "**Dissenting Unitholders**" means registered holders of Trust Units who validly exercise the rights of dissent provided to them under the Interim Order and whose dissent rights remain valid immediately before the Effective Time;

(q) "**Distribution**" means a distribution payable by the Trust in respect of the Trust Units;

(r) "**Distribution Payment Date**" means the date on which a Distribution is to be paid to Unitholders;

(s) "**Distribution Record Date**" means the date on which Unitholders are identified for purposes of determining entitlement to a Distribution;

(t) "**DRIP**" means the Distribution Reinvestment Plan of the Trust;

(u) "**Effective Date**" means the date the Arrangement is effective under the ABCA;

(v) "**Effective Time**" means the time on the Effective Date at which the Arrangement is effective;

(w) "**Employee Bonus Plan**" means the Employee Bonus Plan for employees of VRL, the Trust and certain corporations, trusts or other entities owned or controlled by VRL or the Trust;

(x) "**Exchangeable Shares**" means the Series A exchangeable shares in the capital of VRL;

(y) "**Exchangeable Shareholders**" means the registered holders of Exchangeable Shares;

(z) **"Exchangeable Share Ratio"** means the number of Trust Units issuable on exchange of each Exchangeable Share as at the Effective Time and, for greater certainty, in the event the Effective Time occurs following a Distribution Record Date but prior to a Distribution Payment Date, the number of Trust Units issuable on exchange of such Exchangeable Share shall be adjusted to give effect to the Distribution as if the Distribution Payment Date was the Business Day immediately preceding the Effective Date;

(aa) **"Final Order"** means the final order of the Court approving the Arrangement to be applied for following the Meeting and to be granted pursuant to the provisions of subsection 193(9) of the ABCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(bb) **"Incentive Rights Plan"** means the Trust Unit Rights Incentive Plan of the Trust;

(cc) **"Information Circular"** means, collectively, the Notice of Special Meeting, Notice of Petition to the Court of Queen's Bench of Alberta and Information Circular and Proxy Statement of the Trust dated July 30, 2010, prepared in connection with the Meeting;

(dd) **"Interim Order"** means the interim order of the Court under subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement and the Meeting, a copy of which order will be attached as Appendix "B" to the Information Circular, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(ee) **"Letter of Transmittal"** means the letter of transmittal pursuant to which a Vermilion Securityholder is required to deliver the certificate or certificates representing the Vermilion Securityholder's Vermilion Securities in order to receive, upon completion of the Arrangement, a certificate or certificates representing the VEI Common Shares issued to the Vermilion Securityholder under the Arrangement;

(ff) **"Meeting"** means the special meeting of Vermilion Securityholders and the TAP Award Holders as of the Record Date to be held on August 31, 2010 to consider, among other things to be approved by the Vermilion Securityholders, the Conversion, and any adjournment(s) thereof;

(gg) **"Plan of Arrangement"** means this plan of arrangement, as amended or supplemented from time to time in accordance with the terms hereof;

(hh) **"Record Date"** means July 23, 2010;

(ii) **"Registrar"** means the Registrar of Corporations appointed under section 263 of the ABCA;

(jj) **"Regulations"** means the United States Treasury regulations promulgated under the Code, as amended;

(kk) **"Special Voting Rights"** means the special voting rights of the Trust, issued and certified under the Trust Indenture for the time being outstanding and entitled to the benefits and subject to the limitations set forth in the Trust Indenture;

(ll) **"Special Rights Holders"** means the holders of one or more Special Voting Rights;

(mm) **"TAP Award Holders"** means the holders of one or more TAP Awards;

(nn) **"TAP Awards"** means awards issued from time to time under the TAP to employees, senior officers, directors or consultants of VRL or any affiliate of VRL;

(oo) **"TAP"** means the Trust Unit Award Incentive Plan of the Trust;

(pp) **"Tax Act"** means the *Income Tax Act* (Canada), R.S.C. (5th Supp.), c. 1 and the regulations thereunder;

(qq) **"Trust"** means Vermilion Energy Trust, an unincorporated open-ended trust established under the laws of Province of Alberta pursuant to the Trust Indenture;

(rr) **"Trust Indenture"** means the amended and restated trust indenture of the Trust dated as of January 15, 2003 between Computershare Trust Company of Canada and VRL;

(ss) **"Trust Units"** means the units of the Trust, each representing an equal undivided beneficial interest in the Trust;

(tt) **"Unitholder"** means a registered holder of Trust Units;

(uu) **"Unitholder Rights Plan"** means the unitholder rights plan created pursuant to a unitholder rights plan agreement between the Trust and Computershare Trust Company of Canada dated as of May 5, 2006 and amended on May 9, 2009;

(vv) **"Unitholder URP Rights"** means rights under the Unitholder Rights Plan;

(ww) **"VEI"** means Vermilion Energy Inc., a corporation existing under the laws of the Province of Alberta;

(xx) **"VEI Common Shares"** means the common shares in the capital of VEI;

(yy) **"Vermilion Securities"** means, collectively, the Trust Units and the Exchangeable Shares;

(zz) **"Vermilion Securityholders"** means, collectively, the Unitholders and the Exchangeable Shareholders;

(aaa) **"Voting and Exchange Trust Agreement"** means the voting and exchange trust agreement entered into on January 16, 2003 between the Trust, Vermilion Acquisition Ltd. (a predecessor to VRL) and Computershare Trust Company of Canada; and

(bbb) **"VRL"** means Vermilion Resources Ltd., a corporation existing under the laws of the Province of Alberta.

### 1.2 Sections

Unless otherwise indicated, any reference in this Plan of Arrangement to a section refers to the specified section of this Plan of Arrangement.

### 1.3 Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

### 1.4 Currency

Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to Canadian dollars.

### 1.5 Statutory References

Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

## ARTICLE 2
## ARRANGEMENT

### 2.1 Binding Effect

The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Section 2.3 has become effective in the sequence and at the times set out therein. This Plan of Arrangement shall become effective at, and be binding at and after, the Effective Time on (i) VEI; (ii) VRL; (iii) the Trust; (iv) the Unitholders; (v) the Exchangeable Shareholders; and (vi) the TAP Award Holders.

### 2.2 US Tax Treatment

The parties to this Plan of Arrangement intend that for United States federal income tax purposes the transactions contemplated hereby qualify as a "reorganization" within the meaning of section 368(a) of the Code and that this Plan of Arrangement constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the Regulations.

### 2.3 Arrangement

At the Effective Time, the following transactions shall occur and shall be deemed to occur sequentially in the order set out below, except as otherwise expressly provided. To the extent that such transactions involve VEI or VRL or any securities thereof or are governed by Section 193 of the ABCA, such transactions shall occur without any further act or formality pursuant to Section 193 of the ABCA. All other transactions shall occur by means of the appropriate action being taken on the part of the appropriate parties to effect such transactions at the Effective Time:

**Unitholder Rights Plan and Incentive Rights Plan**

(a) the Unitholder URP Rights shall be cancelled without any payment or other consideration to Unitholders and the Unitholder Rights Plan shall terminate and cease to have any further force or effect;

(b) the Incentive Rights Plan shall be cancelled and shall terminate and cease to have any further force or effect;

**Special Voting Rights**

(c) the Special Voting Rights shall be cancelled without any payment or other consideration to the Special Rights Holders and the Voting and Exchange Trust Agreement shall be terminated and cease to have any further force or effect;

**Amendments to the Trust Indenture**

(d) the Trust Indenture shall be amended to the extent necessary to, among other things, facilitate the Conversion and the implementation of the steps and transactions described herein, including, without limitation, to enable the Trust Units held by Unitholders to be exchanged with VEI, all as may be reflected in a supplemental trust indenture to be dated as of the Effective Date;

**Amendment to Articles of VEI**

(e) the articles of incorporation of VEI shall be amended by:

(i) eliminating the share transfer restrictions in their entirety; and

(ii) deleting the "Other Rules or Provisions" schedule attached to the articles of incorporation of VEI in its entirety and replacing such schedule with the attached Exhibit 1;

**Dissenting Securityholders**

(f) the Dissenting Securities shall be, and shall be deemed to be, transferred to VEI and the Dissenting Securityholders shall cease to have any rights as Vermilion Securityholders other than the right to be paid by VEI the fair value of the Dissenting Securities in accordance with Article 4;

**Exchange of Trust Units**

(g) the VEI Common Shares issued to VRL in connection with the incorporation and organization of VEI shall be purchased for cancellation by VEI for consideration of $1.00 per VEI Common Share, and shall be cancelled;

(h) the Trust Units held by Unitholders (other than any Trust Units held by VEI) shall be sold, transferred and assigned to VEI (free of any claims) in exchange for the issuance by VEI to the Unitholders of fully paid and non-assessable VEI Common Shares on the basis of one (1) fully paid and non-assessable VEI Common Share for each one (1) Trust Unit so exchanged;

(i) upon the exchange of Trust Units for VEI Common Shares pursuant to subsection 2.3(h):

(i) each former Unitholder shall cease to be the holder of the Trust Units so exchanged and the name of each such former holder shall be removed from the register of holders of Trust Units;

(ii) each such former Unitholder shall become a holder of the VEI Common Shares so received and shall be added to the register of holders of VEI Common Shares; and

(iii) VEI shall become the holder of the Trust Units so exchanged and shall be added to the register of holders of Trust Units in respect thereof;

**Dissolution of the Trust**

(j) all of the property of the Trust shall be transferred to VEI, VEI shall assume all of the liabilities and obligations of the Trust (including the DRIP and associated agreements and the liabilities and obligations of the Trust in respect of the TAP, the Employee Bonus Plan and any associated agreements and any declared but unpaid Distributions), VEI shall dispose of all of its interest as a beneficiary under the Trust and the Trust shall be dissolved and shall thereafter cease to exist;

(k) the Amended DRIP shall become effective and all existing participants in the DRIP shall be deemed to be participants in the Amended DRIP without any further action on the part of such participants and the holders of VEI Common Shares may participate in the Amended DRIP with respect to any cash dividends declared and paid on the VEI Common Shares from time to time;

(l) all outstanding TAP Awards shall become rights under an agreement with VEI to receive VEI Common Shares in accordance with the terms of the applicable TAP Award and the TAP and each TAP Award and the TAP will be amended to replace references to the Trust and Trust Units with references to VEI and VEI Common Shares, respectively, and to make such other consequential amendments as may be necessary to reflect the Arrangement;

**Exchange of Exchangeable Shares**

(m) each issued and outstanding Exchangeable Share (other than Exchangeable Shares held by VEI) shall be sold, transferred and assigned to VEI (free of any claims) in exchange for the issuance by VEI to the Exchangeable Shareholder of a number of fully paid and non-assessable VEI Common Shares that is equal to the Exchangeable Share Ratio;

(n) upon the exchange of Exchangeable Shares for VEI Common Shares pursuant to subsection 2.3(m):

(i) each former Exchangeable Shareholder shall cease to be the holder of the Exchangeable Shares so exchanged and the name of each such former holder shall be removed from the register of holders of Exchangeable Shares;

(ii) each such former Exchangeable Shareholder shall become a holder of the VEI Common Shares so received and shall be added to the register of holders of VEI Common Shares; and

(iii) VEI shall become the holder of the Exchangeable Shares so exchanged and shall be added to the register of holders of Exchangeable Shares in respect thereof;

**Conversion of Exchangeable Shares**

(o) the share capital of VRL will be reorganized such that all of the issued and outstanding Exchangeable Shares will be changed into 100 common shares of VRL;

**VEI and VRL Corporate Matters**

(p) the incumbent directors of VEI shall be replaced as directors by the persons who are directors of VRL immediately prior to the Effective Time, such directors to hold office until the first annual meeting of shareholders of VEI or until such time as such directors resign or until their successors are duly elected or appointed; and

(q) the incumbent directors of VRL shall be replaced as directors by the persons who are directors of VEI immediately prior to the Effective Time, such directors to hold office until the first annual meeting of shareholders of VRL or until such time as such directors resign or until their successors are duly elected or appointed.

## 2.4 Stated Capital of VEI

Upon issuance of the VEI Common Shares in accordance with subsections 2.3(h) and 2.3(m), there shall be added to the stated capital account maintained for the VEI Common Shares an amount determined by the board of directors of VEI in accordance with Subsection 28(3) of the ABCA.

## 2.5 Securities Registers

VEI, VET and VRL shall make the appropriate entries in their respective securities registers to reflect the matters referred to in Section 2.3.

## 2.6 Income Tax Election

A former holder of Exchangeable Shares shall be entitled to make an income tax election, pursuant to subsection 85(1) or 85(2) of the Tax Act, as applicable (and the analogous provisions of provincial or territorial income tax law) with respect to the transfer by the Exchangeable Shareholder of Exchangeable Shares to VEI by providing two signed copies of the necessary election forms to VEI within 90 days following the Effective Date, duly completed with the details of the number of Exchangeable Shares transferred and the applicable agreed amount or amounts for the purposes of such election. Thereafter, subject to the election forms complying with the provisions of the Tax Act (or applicable provincial or territorial income tax law), the forms will be signed by VEI and returned to such former Exchangeable Shareholder within 30 days after the receipt thereof by VEI for filing with the Canada Revenue Agency (or the applicable provincial or territorial taxing authority). VEI will not be responsible for the proper completion of any election form and, except for the obligation of VEI to so sign and return duly completed election forms which are received by VEI within 90 days of the Effective Date, VEI will not be responsible for any taxes, interest or penalties resulting from

the failure by an Exchangeable Shareholder to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial or territorial legislation). In its sole discretion, VEI may choose to sign and return an election form received by it more than 90 days following the Effective Date, but VEI will have no obligation to do so.

## ARTICLE 3
## OUTSTANDING CERTIFICATES

### 3.1 Outstanding Certificates

From and after the Effective Time, certificates formerly representing Vermilion Securities that were exchanged pursuant to subsections 2.3(h) or 2.3(m) shall represent only the right to receive the certificates representing VEI Common Shares to which the former Vermilion Securityholders are entitled pursuant to subsections 2.3(h) and 2.3(m), or as to the certificates formerly representing Dissenting Securities held by Dissenting Securityholders, to receive the fair value of the Trust Units or Exchangeable Shares formerly represented by such certificates. Former holders of Vermilion Securities shall not be entitled to any distribution, interest, dividend, premium or other payment on or with respect to the Vermilion Securities.

### 3.2 Confirmation of TAP Awards

As soon as reasonably possible after the Effective Time, VEI shall deliver, or cause to be delivered, to the TAP Award Holders appropriate confirmations, notices and/or documents to evidence such TAP Award Holder's right to receive VEI Common Shares in accordance with the terms of the TAP and the applicable TAP Award.

### 3.3 Certificates Representing VEI Common Shares

VEI shall, as soon as practicable following the later of the Effective Date and the date of deposit by a former Vermilion Securityholder of a duly completed Letter of Transmittal and the certificates representing the Vermilion Securities held by such former Vermilion Securityholder, either:

(a) forward or cause to be forwarded by first class mail (postage prepaid) to such former Vermilion Securityholder at the address specified in the Letter of Transmittal; or

(b) if requested by such former Vermilion Securityholder in the Letter of Transmittal, make available or cause to be made available at the Depositary for pickup by such former Vermilion Securityholder,

certificates representing the number of VEI Common Shares issued to such former Vermilion Securityholder under the Arrangement.

### 3.4 Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Vermilion Securities that were exchanged pursuant to the Arrangement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more VEI Common Shares (and any dividends or distributions with respect thereto) deliverable in accordance with such holder's Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate,

the person to whom certificates representing VEI Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to VEI and its transfer agent in such sum as VEI may direct or otherwise indemnify VEI in a manner satisfactory to VEI against any claim that may be made against VEI with respect to the certificate alleged to have been lost, stolen or destroyed.

### 3.5 Distributions with Respect to Unsurrendered Certificates

All dividends or distributions made with respect to any VEI Common Shares issued pursuant to the Arrangement but for which a certificate has not been issued shall be paid or delivered to the dividend disbursing agent of VEI. All monies received by the dividend disbursing agent of VEI on behalf of persons who immediately prior to the Effective Time were registered holders of Vermilion Securities that are exchanged pursuant to the Arrangement and not deposited with all other instruments required by this Plan of Arrangement shall be either: (a) paid (net of applicable withholding and other taxes) and delivered by the dividend disbursing agent to such persons as soon as reasonably practicable following receipt of such monies from VEI; or (b) where the person was a registered holder of Trust Units and is deemed to be a participant in the Amended DRIP, such monies will be applied automatically for the purchase of VEI Common Shares in accordance with the terms and conditions of the Amended DRIP.

### 3.6 Extinction of Rights

Subject to any applicable legislation relating to unclaimed personal property, any certificate which immediately prior to the Effective Time represented outstanding Vermilion Securities that are exchanged pursuant to the Arrangement and not deposited with all other instruments required by this Plan of Arrangement on or prior to the fifth anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature as a shareholder of VEI. On such date, subject to any applicable legislation relating to unclaimed personal property, the VEI Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to VEI, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder.

### 3.7 Withholding Rights

VEI and the Depositary shall be entitled to deduct and withhold from any consideration payable to any holder of Vermilion Securities, such amounts as VEI or the Depositary are required or permitted to deduct and withhold with respect to such consideration under the Tax Act, the Code, or any successor legislation or other provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Vermilion Securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

### 3.8 Fractional Shares

No certificates or scrip representing fractional VEI Common Shares shall be issued under the Arrangement. In lieu of any fractional VEI Common Shares, each Vermilion Securityholder otherwise entitled to a fractional interest in a VEI Common Share, shall receive the nearest whole number of VEI Common Shares as applicable (with fractions equal to or greater than 0.5 being rounded up and less than 0.5 being rounded down).

## ARTICLE 4
## DISSENTING SECURITYHOLDERS

Each Vermilion Securityholder shall have the right to dissent with respect to the Arrangement in accordance with the Interim Order. No Vermilion Securityholder who has voted in favour of the Arrangement shall be entitled to dissent with respect to the Arrangement. A Vermilion Securityholder may not exercise the right to dissent in respect of only a portion of such holder's Vermilion Securities but may dissent only with respect to all of the Vermilion Securities held by the Vermilion Securityholder. The Dissenting Securities shall be, and shall be deemed to be, transferred to VEI as of the Effective Time, notwithstanding the provisions of Section 191 of the ABCA. A Dissenting Securityholder shall, in respect of the Dissenting Securities, at the Effective Time, cease to have any rights as a holder of Vermilion Securities and shall only be entitled to be paid by VEI the fair value of the Dissenting Securities held by such Dissenting Securityholder immediately prior to the Effective Time. A Dissenting Securityholder who for any reason is not entitled to be paid by VEI the fair value of the Dissenting Securityholder's Dissenting Securities shall not be, or be reinstated as:

(a) in the case of a Dissenting Unitholder, a unitholder of the Trust but for purposes of receipt of consideration shall be treated as if the Dissenting Unitholder had participated in this Plan of Arrangement on the same basis as a non-dissenting holder of Trust Units and, accordingly, shall be entitled to receive VEI Common Shares as non-dissenting holders of Trust Units are entitled to receive on the basis set forth in Article 2 of this Plan of Arrangement; or

(b) in the case of a Dissenting Exchangeable Shareholder, a holder of Exchangeable Shares but for purposes of receipt of consideration shall be treated as if the Dissenting Exchangeable Shareholder had participated in this Plan of Arrangement on the same basis as a non-dissenting holder of Exchangeable Shares and, accordingly, shall be entitled to receive VEI Common Shares as non-dissenting holders of Exchangeable Shares are entitled to receive on the basis set forth in Article 2 of this Plan of Arrangement.

The fair value of the Dissenting Securities shall be determined as of the close of business on the last business day before the day on which the Arrangement is approved; but in no event shall the Trust, VEI or VRL be required to recognize such Dissenting Securityholder as a Vermilion Securityholder or a holder of VEI Common Shares after the Effective Time and the names of such Dissenting Securityholders shall be removed from the registers of holders of Vermilion Securities at the Effective Time.

## ARTICLE 5
## AMENDMENT

**5.1 Plan of Arrangement Amendment**

(a) VRL, in its sole discretion, reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is filed with the Court and, if made following the Meeting, approved by the Court, and communicated to Vermilion Securityholders and the TAP Award Holders in the manner required by the Court (if so required).

(b) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by VRL at any time prior to, at or after the Meeting but prior to the Effective Time and any such amendment, modification or supplement which is approved or directed by the Court following the Meeting shall be effective and shall become part of the Plan of Arrangement.

(c) Subject to applicable law, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time unilaterally by VRL, provided that it concerns a matter which, in the reasonable opinion of VRL, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of the Vermilion Securityholders or the TAP Award Holders.

**Exhibit 1**

**OTHER RULES OR PROVISIONS (IF ANY):**

The directors may, between annual general meetings, appoint one or more additional directors of VEI to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of VEI.

Meetings of the shareholders of VEI may be held outside Alberta at any place within Canada as the Board of Directors of VEI may determine.

Action No. 1001-11153

**IN THE COURT OF QUEEN'S BENCH OF ALBERTA**
**JUDICIAL DISTRICT OF CALGARY**

**IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT, R.S.A. 2000, C. B-9, AS AMENDED**

**AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING VERMILION ENERGY INC., VERMILION ENERGY TRUST, VERMILION RESOURCES LTD., THE HOLDERS OF TRUST UNITS AND TAP AWARD HOLDERS OF VERMILION ENERGY TRUST AND EXCHANGEABLE SHAREHOLDERS OF VERMILION RESOURCES LTD.**

| | | |
|---|---|---|
| BEFORE THE HONOURABLE | ) | At the Court House, in the City of Calgary, |
| JUSTICE B.E.C. ROMAINE | ) | in the Province of Alberta, on Tuesday, the |
| | ) | 31st day of August, 2010 |

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**ORDER**

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UPON the application by Petition of Vermilion Resources Ltd. ("**VRL**"), on its own behalf and on behalf of Vermilion Energy Trust (the "**Trust**"), and of Vermilion Energy Inc. ("**VEI**") for an Order that the arrangement (the "**Arrangement**"), the terms of which are set forth in the plan of arrangement contained in Schedule A of Appendix C to Exhibit "A" to the Affidavit of Mona Jasinski sworn and filed August 31, 2010, involving VEI, the Trust, VRL and the holders (the "**Unitholders**") of trust units ("**Trust Units**") of the Trust, the holders (the "**TAP Award Holders**") of trust unit incentive plan awards ("**TAP Awards**") of the Trust and the holders (the "**Exchangeable Shareholders**", and collectively with the Unitholders, referred to as the "**Vermilion Securityholders**") of Series A exchangeable shares ("**Exchangeable Shares**", and collectively with Trust Units, referred to as the "**Vermilion Securities**") of VRL, be approved by this Court pursuant to subsection 193(9) of the *Business Corporations Act*, R.S.A. 2000, c. B-9, as amended (the "**ABCA**");

AND UPON reading the Interim Order of this Court dated July 27, 2010 (the "**Interim Order**") and the affidavit of Mona Jasinski filed therein;

AND UPON being satisfied that service of notice of this application has been effected in accordance with the Interim Order;

AND UPON being advised by counsel to the Trust and VEI that no notices of intention to appear were filed in respect of this application;

AND UPON reading the Affidavit of Mona Jasinski, Vice President, People of each of VRL and VEI, sworn August 31, 2010 and the documents referred to therein;

AND UPON hearing counsel for the Trust, VRL and VEI;

AND UPON noting that the Executive Director of the Alberta Securities Commission has been served with notice of this application as required by subsection 193(8) of the ABCA and that the Executive Director does not intend to appear or make submissions with respect to this application;

AND UPON being satisfied that the special meeting (the "**Meeting**") of the Vermilion Securityholders and TAP Award Holders was called and conducted in accordance with the terms of the Interim Order;

AND UPON being satisfied that the Trust has sought and obtained the approval of the Arrangement by the Vermilion Securityholders and TAP Award Holders in the manner and by the requisite majorities required by the Interim Order;

AND UPON it appearing that it is impracticable to effect the transactions contemplated by the Arrangement under any other provision of the ABCA;

AND UPON being advised that the approval of the Arrangement by this Court will have the effect of providing the basis for an exemption from the registration requirements of the United States *Securities Act of 1933,* as amended, pursuant to section 3(a)(10) thereof, with respect to the issuance of the VEI Common Shares issuable pursuant to the Arrangement;

AND UPON the Court finding that the statutory requirements to approve the Arrangement have been fulfilled and that the Arrangement has been put forward in good faith;

AND UPON the Court finding that the terms and conditions of the Arrangement including, without limitation, the terms and conditions of the issuance and exchange of securities set forth therein, are procedurally and substantively fair and reasonable to the Vermilion Securityholders and TAP Award Holders;

AND UPON the Court being satisfied that the Arrangement ought to be approved;

IT IS HEREBY ORDERED AND DIRECTED THAT:

1. The Arrangement is approved pursuant to the provisions of subsection 193(9) of the ABCA.

2. The Arrangement will, upon the filing of the relevant documents with the Registrar of Corporations pursuant to subsection 193(10) of the ABCA, become effective in accordance with its terms and will be binding on and after the effective date of the Arrangement on the Trust, VRL, VEI, the Vermilion Securityholders and the TAP Award Holders, and all other persons.

3. The service of notice of this application and the notices in respect of the Meeting are hereby deemed good and sufficient.

4. Service of this Order shall be made on all such persons who appeared on this application, either by counsel or in person, but is otherwise dispensed with.

"B. E. C. Romaine"

J.C.Q.B.A.

ENTERED at Calgary, Alberta,
August 31, 2010.
K. MCAUSLAND COURT SEAL

Clerk of the Court

1563138.v1

Action No. 1001-11153

IN THE COURT OF QUEEN'S BENCH OF ALBERTA
JUDICIAL DISTRICT OF CALGARY

IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT, R.S.A. 2000, C. B-9, AS AMENDED

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING VERMILION ENERGY INC., VERMILION ENERGY TRUST, VERMILION RESOURCES LTD., THE HOLDERS OF TRUST UNITS AND TAP AWARD HOLDERS OF VERMILION ENERGY TRUST AND EXCHANGEABLE SHAREHOLDERS OF VERMILION RESOURCES LTD.

**ORDER**
**IN THE CALGARY COURTS CENTRE**
**AUGUST 31, 2010 AT 1:45 P.M.**

**Macleod Dixon LLP**
3700 Canterra Tower
400 Third Avenue SW
Calgary, Alberta T2P 4H2
Attention: Roger F. Smith
Telephone: (403) 267-9409
Fax: (403) 264-5973

File No. 264538